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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Combined Proxy Statement/Prospectus on Form N-14 (the "Registration Statment") of our report dated December 2, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of the Vanguard/Windsor Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Combined Proxy Statement/Prospectus which constitutes part of this Registration Statement. We also consent to the incorporation by reference into the Registration Statement of our report dated January 31, 1997 relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of Gemini II, Inc. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of Vanguard/Windsor Fund dated February 28, 1997 of our report dated December 2, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of Vanguard/Windsor Fund, which Prospectus constitutes part of this Registration Statement and which Statement of Additional Information is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in the Prospectus and under the heading "Financial Statements" in the Statement of Additional Information dated February 28, 1997 for the Vanguard/Windsor Fund. We also consent to the reference to us under the heading "Financial Highlights" in the Combined Proxy Statement/Prospectus.

Price Waterhouse LLP
Philadelphia, Pennsylvania
March 20, 1997